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                                                                   Exhibit 10.15



                                    (Charter)
                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (the "OPTION AGREEMENT") is made and entered into as of November 8, 1999, by and between Vulcan Cable III, a Delaware limited liability company (the "COMPANY"), Paul G. Allen ("ALLEN") and William D. Savoy ("OPTIONEE"), with reference to the following facts:

        A. Optionee renders services as an executive to the Company.

        B. The Company has the right to acquire "Shares" (as such term is defined below) of "Charter" (as such term is defined below).

        C. The Company desires to retain the services of Optionee and to give him additional incentive to promote the success of the business of the Company.

        D. The Company therefore desires to give Optionee the option to acquire certain Shares from the Company on the terms and conditions set forth in this Option Agreement.

        NOW, THEREFORE, the Company and Optionee hereby agree as follows:

1.      DEFINITIONS.

        Wherever the following words and phrases are used in this Option Agreement with the first letter capitalized, they shall have the meanings specified below:

        "ALLEN AFFILIATE" shall mean any corporation, partnership, limited liability company or other entity which Allen effectively controls, directly or indirectly, by ownership of voting stock or general partner interests.

        "CAUSE" shall mean (i) conviction of a felony offense, (ii) the refusal to comply with the lawful directives of Allen, within ten (10) business days after written notice thereof from Allen, or (iii) conduct on the part of Optionee which constitutes gross negligence or willful misconduct which conduct is not cured within ten (10) business days after written notice thereof from Allen.

        "CHANGE OF CONTROL" means a sale of more than 49.9% of the outstanding capital stock of Charter or the membership interests of either Charter Holdco (as such term is defined below) or the Company, except where Allen or Allen Affiliates retain effective voting control of Charter, Charter Holdco and the Company, the merger or consolidation of Charter, Charter Holdco or the Company with or into any other corporation or entity, other than a wholly-owned subsidiary of Charter or the Company, except where Allen or Allen Affiliates have effective voting control of the surviving entity, or any other transaction, or event, a result of which is that Allen or Allen Affiliates hold less than 50.1% of the voting power of the surviving entity, except where Allen or Allen Affiliates retain effective voting control of Charter, Charter Holdco and the Company, or a sale of all or substantially all of the assets of Charter, Charter Holdco or the Company (other than to an entity majority-owned or controlled by Allen or Allen Affiliates).

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        "CHARTER" shall mean Charter Communications, Inc., a Delaware corporation.

        "CHARTER HOLDCO" shall mean Charter Communications Holding Company LLC, a Delaware limited liability company.

        "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean that the employment or consulting relationship, or service as a director, of Optionee is not terminated by the Company, Charter, and all Allen Affiliates, or by Optionee. Continuous Status as an Employee or Consultant will not be considered terminated in the case of: (i) any leave of absence approved by Allen, including sick leave, military leave, or any other personal leave, (ii) change of status of Optionee from an employee to a consultant or non-employee director, or vice versa, or (iii) transfers between the Company, Charter, or any Allen Affiliate.

        "DISABILITY" shall mean the inability of a person to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result on death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

        "FAIR MARKET VALUE" means, as of any date, the value of Shares determined as follows:

               (a) If the Shares are listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share will be the average of the closing sales price for such Shares (or the closing bid, if no sales are reported) as quoted on that system or exchange (or the exchange with the greatest volume of trading in Shares) on the last ten (10) market trading days prior to the day of determination, as reported in the Wall Street Journal or any other source the Company considers reliable.

               (b) If the Shares are quoted on the NASDAQ System (but not on the NASDAQ National Market System) or are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the average of the means between the high bid and low asked prices for the Common Stock on the last ten (10) market trading days prior to the day of determination, as reported in the Wall Street journal or any other source the Company considers reliable.

               (c) In the absence of any established market for the Shares, the Fair Market Value will be determined in good faith by the Company with reference to the earnings history, book value and prospects of Charter in light of market conditions generally, and any other factors the Company considers appropriate.

        "OPTION" shall mean the option to purchase Shares granted by this Option Agreement.

        "SHARES" shall mean Class A shares of the common stock of Charter.

2.      GRANT OF OPTION.



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        The Company hereby grants to Optionee the Option to purchase 1,621,602
Shares (subject to adjustment as provided in Section 9 hereof) on the terms and conditions set forth in this Option Agreement.

3.      EXERCISE PRICE.

        The exercise price is $18.24 for each Share, subject to adjustment as provided in Section 9 hereof).

4.      VESTING AND EXERCISABILITY.

        This Option shall vest and become exercisable during its term as follows:

        4.1    VESTING.

               4.1.1 This Option shall vest cumulatively, during Optionee's Continuous Status as an Employee or Consultant, as follows:

                      4.1.1.1    Twenty Percent (20%) on November 8, 1999.

                      4.1.1.2 One and One-Third Percent (1.333%) on the eighth day of each of the 60 months starting December 8, 1999.

               4.1.2 Except as provided in Section 4.1.3, in the event of Optionee's termination of Continuous Status as an Employee or Consultant for any reason, with or without Cause, including as a result of death or disability, this Option shall cease vesting and shall be canceled to the extent of the number of Shares as to which this Option has not vested as of the date of termination.

               4.1.3 Notwithstanding the other provisions of this Section 4, this Option shall become immediately vested and exercisable in full upon the happening of any of the following events:

                      4.1.3.1    the death or Disability of Allen;

                      4.1.3.2    the occurrence of a Change of Control;

                      4.1.3.3 the termination of the Continuous Status of Optionee as an Employee or Consultant by the Company without Cause; or

        4.2    RIGHT TO EXERCISE.

               4.2.1 Subject to Sections 4.2.2, 4.2.3, 4.2.4, or 4.2.5 below, this Option shall be exercisable immediately, in whole or in part, to the extent this Option has vested prior to exercise as provided in
        Section 4.1. If exercised in part, the balance of this Option shall be exercisable at any time thereafter, subject to the vesting requirements of Section 4.1.

               4.2.2 This Option may not be exercised for a fraction of a Share.



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               4.2.3 In the event of the termination of Optionee's Continuous
        Status as an Employee or Consultant, the exercisability of this Option is governed by this Section 4.2 and Section 7 below.

               4.2.4 In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 10 below.

        4.3 METHOD OF EXERCISE. This Option shall be exercisable by written notice in the form attached hereto as EXHIBIT A which shall state the election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to Optionee's investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by Optionee (or by Optionee's beneficiary or other person entitled to exercise this Option in the event of Optionee's death or as a transferee of Optionee under Section 8) and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price as provided in Section 6. This Option shall be deemed exercised upon receipt by the Company of such written notice accompanied by the exercise price.

5.      FREELY TRADEABLE SHARES TO BE ISSUED.

        It is contemplated that the Shares to be delivered to Optionee will, upon transfer by the Company to the name of Optionee, be freely tradeable without restriction under the Securities Act of 1933, as amended, other than restrictions imposed under Rule 144 thereunder (or its then equivalent) to the extent that Optionee may be deemed to be an affiliate of Charter. If for any reason the Company is unable to deliver such freely tradeable shares to Optionee promptly upon exercise of this option, the Company shall pay to Optionee upon such exercise an amount in cash equal to the excess of the Fair Market Value of the Shares covered by the exercised option (determined without regard to lack of registration or other similar restrictions which might adversely affect such value) on the date of exercise over the exercise price for such Shares.

6.      METHOD OF PAYMENT.

        Payment of the exercise price shall be in full at the time of exercise at the election of Optionee (i) in cash or by check payable to the order of the Company, (ii) by delivery of Shares already owned by, and in the possession of, Optionee, having a Fair Market Value equal to the exercise price, (iii) by the withholding by the Company from the Shares as to which the Option is exercised of that number of Shares having a Fair Market Value equal to the exercise price (i.e., a "cashless exercise"), in any case complying with all applicable laws (including, without limitation, state and federal margin requirements), or any combination thereof. Shares used to satisfy the exercise price of this Option shall be valued at their Fair Market Value determined on the date of exercise.

7.      TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT.

        In the event of termination of Optionee's Continuous Status as an Employee or Consultant, this Option shall continue to remain outstanding as to vested Options (including Options that become vested under Section 4.3) and shall be canceled as to unvested options



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as provided in Sections 4.1 and 4.2. In the event this Option is partially or wholly vested on the date of termination of Optionee's Continuous Status as an Employee or Consultant, the following provisions shall apply:

        7.1 TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. If Optionee holds an exercisable portion of this Option on the date his Continuous Status as an Employee or Consultant terminates (other than as provided in Section 7.2), Optionee may exercise such portion of this Option until the earlier of (i) its expiration as set forth in Section 10, and (ii) 90 days after the date of such termination. If Optionee is not entitled to exercise the entire Option at the date of such termination, the unexercisable portion of the Option will automatically be canceled. If Optionee does not exercise the Option within the time specified above after termination, the Option will expire.

        7.2 DEATH OR DISABILITY OF OPTIONEE. If Optionee holds an exercisable portion of this Option on the date his death or Disability, Optionee's estate or beneficiary or a person who acquired the right to exercise the Option by bequest or inheritance in the event of Optionee's death, or Optionee or Optionee's representative in the event of Optionee's Disability, may exercise such portion of this Option until the earlier of (i) its expiration as set forth in Section 10, and (ii) one year after the date of death or Disability. If Optionee is not entitled to exercise his entire Option at the date of death or Disability, the unexercisable portion of the Option shall be automatically canceled. If Optionee, Optionee's representative, Optionee's estate, beneficiary, or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified above after death or Disability, the Option will expire.

8.      NON-TRANSFERABILITY OF OPTION.

        8.1 NON-TRANSFERABILITY. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or to a beneficiary designated under this Section 8, and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, this Option may be assigned, in connection with Optionee's estate plan, in whole or in part, during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more of such immediate family members. Rights under the assigned portion may be exercised by the person or persons who acquire a proprietary interest in this Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately before such assignment and shall be set forth in such documents issued to the assignee as the Company deems appropriate. For purposes of this Section 8, the term "immediate family" means an individual's spouse, children, stepchildren, grandchildren and parents.

        8.2 DESIGNATION OF BENEFICIARY. Optionee may file a written designation of a beneficiary who is to receive any portion of this Option that remains unexercised in the event of the Optionee's death. If Optionee is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. Optionee may change such designation of beneficiary at any time by written notice to the Company, subject to the above spousal consent requirement.



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        8.3 EFFECT OF NO DESIGNATION. If Optionee dies and there is no beneficiary, validly designated under Section 8.2 and living at the time of the Optionee's death, the Company will deliver this Option to the executor or administrator of Optionee's estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver this Option to the spouse or to any one or more dependents or relatives of the Optionee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        8.4 DEATH OF SPOUSE OR DISSOLUTION OF MARRIAGE. If Optionee designates his spouse as beneficiary under Section 8.2, that designation will be deemed automatically revoked if Optionee's marriage is later dissolved. Similarly, any designation of a beneficiary under Section 8.2 will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases Optionee. Without limiting the generality of the preceding sentence, the interest in this Option of a spouse who has predeceased Optionee or whose marriage has been dissolved will automatically pass to Optionee, and will not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor will any such interest pass under the laws of intestate succession.

9.      ADJUSTMENT FOR REORGANIZATIONS, STOCK SPLITS, ETC.

        If the outstanding Shares are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Charter or a successor entity, or for other property (including, without limitation, cash) through reorganization, recapitalization, merger, reclassification, stock dividend, stock split or reverse stock split, spin off, or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of membership interests, shares, or other securities covered by this Option. Any such adjustment in this Option will be made without change in the aggregate purchase price under this Option but with a corresponding adjustment in the price for each unit or share or any security covered by this Option. Such adjustment will be made by the Company, whose determination in that respect will be final, binding, and conclusive.

10.     TERM OF OPTION.

        This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the terms of this Option.

11.     WITHHOLDING OF TAXES.

        The Company shall have the right to take whatever steps the Company deems necessary or appropriate to comply with all applicable federal, state, local, and employment tax withholding requirements, and the Company's obligations to deliver Shares upon the exercise of this Option shall be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, the Company shall have the right to withhold taxes from any other compensation or other amounts which it may owe to Optionee, or to require Optionee to pay to the Company, the amount of any taxes which the Company may be required to withhold with respect to such Shares. Without limiting the generality of the foregoing, the Company in its discretion may authorize Optionee to satisfy



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all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued on the exercise of this Option that number of Shares having a fair market value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability, or (b) delivering to the Company previously-owned and unencumbered shares of the Common Stock of the Company having a Fair Market Value as of the date the withholding tax liability arises equal to or less than the amount of the withholding tax liability.

12.     GOVERNING LAW.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION.

13.     NOTICES.

        Any notice required or permitted under this Agreement shall be given in writing by express courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or three (3) days after the mailing of such notice.

        If to the Company:   Vulcan Cable III
                             505 Union Station
                             505 Fifth Avenue South, Suite 900
                             Seattle WA 98104-3891
                             Attn: Secretary

        If to Allen:         Paul G. Allen
                             c/o Vulcan Cable III
                             505 Union Station
                             505 Fifth Avenue South, Suite 900
                             Seattle WA 98104-3891

        If to Optionee:      William D. Savoy
                             3313 Evergreen Point Road
                             Medina, WA 98039


14.     PARTIAL INVALIDITY.

        If any provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.



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15.     TAGALONG RIGHTS.

        Should Allen or Allen Affiliates propose to sell or enter into an agreement to sell, in a single or related series of transactions (other than in unsolicited broker's transactions), in excess of more than 49.9 percent of his or their interest in Charter Holdco or in Charter, then he or they shall give notice of such proposed sale (or contract to sell) to Optionee at least ten (10) business days prior to the date of sale or contracting to sell and shall ensure that Optionee may participate in such sale on a proportional basis and on the same economic terms with Allen and such Allen Affiliates relative to all Shares owned by Optionee, including all Shares which Optionee may acquire upon exercise of this Option.

16.     GUARANTEE.

        Allen hereby guarantees the timely performance of all of the Company's obligations hereunder.


VULCAN CABLE III
a Delaware limited liability company


By:
     ------------------------------               ------------------------------
     Paul G. Allen                                Paul G. Allen, an individual


        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 4 HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY AND ITS SHAREHOLDERS (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OF THE COMPANY FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL. NOTHING IN THIS AGREEMENT OR THE PLAN SHALL LIMIT IN ANY MANNER WHATSOEVER THE RIGHT OR POWER OF THE COMPANY OR ITS SHAREHOLDERS TO TERMINATE OPTIONEE'S RELATIONSHIP WITH THE COMPANY WITH OR WITHOUT CAUSE.


                                                  ------------------------------
                                                  Optionee



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                                    EXHIBIT A
                       NOTICE OF EXERCISE OF STOCK OPTION


Vulcan Cable III
505 Union Station
505 Fifth Avenue South, Suite 900
Washington WA 98104-3891
Attn: Secretary

Ladies and Gentlemen:

        The undersigned hereby elects to exercise the option indicated below with respect to the number of Shares of Class A Common Stock of Charter Communications, Inc. which Vulcan Cable III (the "Company") has the right to acquire upon exchange of its membership interests in Charter Communications Holding Company LLC, as set forth below:

        Option Grant Date:  ____________________
        Number of Shares Being Exercised:  ____________ Shares
        Exercise Price Per Share: $18.24
        Total Exercise Price: $_____________

        Method of Payment:

                    [ ]      Cash or Check

                    [ ]      Other Method Permitted Under Section 6 of
                             Option Agreement:     ____________________
                                                   (Description)

        Enclosed herewith is payment in full of the total exercise price and a copy of the Option Agreement.

        My exact name, current address and social security number for purposes of the stock certificates to be issued and the shareholder list of the Company are:

        Name:         William D. Savoy
        Address:      Vulcan Ventures Inc.
                      3313 Evergreen Point Road
                      Medina, WA 98039

                      Social Security Number:________________

                                             Sincerely,
Dated:
      -----------------
                                             -----------------------------------
                                             William D. Savoy



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